UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in charter)

Colorado	0-14749	84-0910696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:  (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On November 8, 2011, Aspen Leaf Yogurt, LLC, a subsidiary of Rocky Mountain Chocolate Factory, Inc. (the “Company”), executed a Promissory Note for $2.5 million dollars with Wells Fargo Bank, NA (the “ALY Promissory Note”) in order to establish a line of credit for the funding of expansion of Company-owned Aspen Leaf Yogurt locations.  The line of credit is guaranteed by the Company and is collateralized by the Company’s land, building and improvements. The Company may draw from the line of credit until November 1, 2013 to fund new store openings.  After November 1, 2013, any amount outstanding will be repaid over the 48 month period subsequent to November 1, 2013. Interest on borrowings is at 4.75% per annum.  The ALY Promissory Note is subject to the provisions of the Business Loan Agreement between the Company and Wells Fargo Bank, NA, which contains various financial ratio and leverage covenants and contains standard acceleration provisions upon the occurrence of an event of a default by the Company.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed under Items 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: November 9, 2011	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Operating Officer,
Chief Financial Officer, Treasurer and Director